AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

February 26, 2007

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Asia Time Corporation

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K Asia Time Corporation (formerly known as SRKP 9, Inc.), dated February 26, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by /s/ AJ. Robbins
AJ. Robbins, CPA